EXHIBIT 10.2


                                      CROSS
                                  CAPITAL FUND

                  Crow Capital Fund, LLC, 754 Franklin Avenue,
                     Suite 598 | Garden City, New York 11530
                           | www.crosscapitalfund.com
                    (516) 620-0647 Phone | (516) 706-2838 Fax


                             CROSS CAPITAL FUND, LLC
                          INVESTMENT EXCHANGE AGREEMENT



         INVESTMENT EXCHANGE AGREEMENT dated as of February 21, 2005, by and among Cross Capital Fund, LLC, a New York limited liability fund with its principal place of business at 734 Franklin Avenue, Suite 598, Garden City, New York 11530 (the "Fund") and Intelligent Motor Cars Group, Inc. a Florida Corporation, with its principal place of business at 1600 W. Sunrise Blvd., Fort Lauderdale, Florida 33311 ("Company").

         WHEREAS, the Fund desires to make an equity investment in Company in such amount and manner as is set forth herein, in exchange for receiving preferred stock;

         WHEREAS, Company desires to make a capital contribution to the Fund in such amount and manner as is set forth herein, in exchange for receiving an Investor Membership Interest in the Fund;

         WHEREAS, the Company, as a Member of the Fund, also desires to be bound by the terms of the Fund's Operating Agreement (the "Operating Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein the parties agree as follows:

                  1. PURCHASE AND SALE OF MEMBERSHIP INTERESTS.

         1. INVESTMENT EXCHANGE. Subject to the terms and conditions herein, the Fund will make an equity investment in Company and Company will receive from the Fund an Investor Membership Interest, as defined in the Operating Agreement (the "Membership Interest") in an aggregate amount equal to Two Million Five Hundred Thousand ($2,500,000) Dollars (the "Investment") in exchange for an investment in the Fund by Company ("Annual Investment") in the following amount, on the following date (the "Annual Investment Date"):

                  Upon execution hereof              $2,500,000

         Each Annual Investment made by the Fund shall be issued and recorded in amounts and on the dates pursuant to the schedule above. The Investment from the Company shall be made within five (5) business days of receipt by Company of a notice from the Fund as to the number of shares to be delivered to the Fund to represent the Annual Investment together with a calculation showing how such

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number of shares was determined ("the Annual Investment Notice"). The full amount of each Annual Investment and the Participation Fee will be credited to the Company's Capital Account, as defined in the Operating Agreement.

         Notwithstanding the total amount of the Investment above, (a) Company's Capital Account shall be credited only in amounts equal to the Annual Investments actually made by Company plus the Participation Fees actually paid by the Company and (b) the Fund reserves the right, at its sole discretion, not to accept any Annual Investment which would result in the fund owning in excess of 9.99% of the outstanding capital of the Company.

         1.2 INVESTMENT FORM. Each Annual Investment shall be made in the form of such number of newly issued shares of a series of the Company's convertible preferred stock issued in the name of the Fund (the "Preferred Stock") as determined in accordance with Section 1.3 below. The Preferred Stock will have such rights and privileges as described in Exhibit "A" hereto. Company acknowledges that the Preferred Stock shall become the sole property of the Fund and that the Company shall have no right to the Preferred stock, dividends paid thereon or the proceeds from the sales of any share thereof, except for Company's right to receive pro rata distributions made by the Fund pursuant to the Operating Agreement. In addition, upon the execution hereof, Company shall grant to the Fund a warrant to purchase such number of shares of the Company's common stock, pursuant tot eh Annual Investment, which is equal to twenty percent (20%) of each Annual Investment Share Count, as defined below, with an exercise price of twenty percent (20%) greater than the lesser of (x) ninety-five percent (95%) of the bid price for the Company's common stock for the one (1) trading day preceding the applicable Annual Investment Date (the "Annual Investment Date Average Stock Price"), in the form attached hereto as Schedule "A" (the "Warrant").

         1.3 SHARES OF PREFERRED STOCK. The number of shares of Preferred Stock which will represent each Annual Investment (the "Annual Investment Share Count") shall be determined by dividing the amount of the Annual Investment being made by One ($1.00) Dollar. Within five (5) days of the date hereof, the Company shall prepare and submit to the Fund, a Certificate of Designation for the Preferred Stock, or in the event that the Company is incorporated in a state which does not permit the filing of a Certificate of Designation, the appropriate certificates, amendments or documents necessary to designate the Preferred Stock. The Fund shall have the right to review and approve the Company's Certificate of Designation or other appropriate certificates, amendments or documents and to file such documents on behalf of the Company with the appropriate Secretary of State. Upon the filing of the Certificate of designation, the Company shall obtain a CUSIP number for the Preferred Stock..

         1.4 CONVERSION SHARES. The Preferred Stock shall be convertible into shares of the Company's common stock based upon a conversion price (the "Conversion Price") as set herein.


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         (a) Twenty-five percent of the Preferred Stock shall be convertible into shares of the Company's common stock at a Conversion Price equal to as lower of (x) ninety-five percent (95%) of the average closing bid prices for Company's common stock for the twenty (20) trading days preceding the date hereof and (y) ninety-five percent (95%) of the bid price for Company's Stock for the one (1) trading day preceding the date hereof.

         (b) Twenty-five percent of the Preferred Stock shall be convertible into shares of the Company's common stock at a Conversion Price equal to as lower of (x) ninety-five percent (95%) of the average closing bid prices for Company's common stock for the twenty (20) trading days preceding the date which is three (3) month anniversary of the date hereof and (y) ninety-five percent (95%) of the bid price for Company's Stock for the one (1) trading day preceding the three (3) month anniversary of the date hereof.

         (c) Twenty-five percent of the Preferred Stock shall be convertible into shares of the Company's common stock at a Conversion Price equal to as lower of (x) ninety-five percent (95%) of the average closing bid prices for Company's common stock for the twenty (20) trading days preceding the date which is six (6) month anniversary of the date hereof and (y) ninety-five percent (95%) of the bid price for Company's Stock for the one (1) trading day preceding the six (6) month anniversary of the date hereof.

         (d) Twenty-five percent of the Preferred Stock shall be convertible into shares of the Company's common stock at a Conversion Price equal to as lower of (x) ninety-five percent (95%) of the average closing bid prices for Company's common stock for the twenty (20) trading days preceding the date which is nine (9) month anniversary of the date hereof and (y) ninety-five percent (95%) of the bid price for Company's Stock for the one (1) trading day preceding the nine (9) month anniversary of the date hereof.

         In the event that the Fund shall elect to convert shares of the Preferred Stock into the Company's common stock, the Fund shall issue to the Company a notice of conversion ("Conversion Notice") which shall designate the number of shares of Preferred Stock being converted and the number of shares of Company common stock that such shares of Preferred Stock are convertible into ("Conversion Shares"). The Company shall deliver Conversion Shares to the Fund within five (5) calendar days of the Company's receipt of a Conversion Notice. In the event that the Company fails to deliver any Conversion Shares within such five (5) calendar day period, the Company shall pay liquidated damages for such failure and not as a penalty to the Fund an amount per day (the "Liquidated Damages") equal to one percent (1%) of the value of the Conversion Shares, such Liquidated Damages to be paid in the form of additional shares of the Company's common stock.

         1.5 INCREASES IN INVESTMENT. In the event that during the term hereof, Company shall desire to increase the amount of the Investment, Company shall request that the Fund amend this Agreement to reflect a larger Investment amount and the Fund, in the sole discretion of the Fund, may accept or reject such request to increase in the Investment.

         1.6 RENEWAL TERMS. This Agreement shall be automatically renewed for additional one (1) year terms unless either party notifies the other, in writing, of its desire to discontinue this Agreement at least sixty (60) days prior to the expiration of a term of this Agreement. The Investment for each renewal term shall be the amount set forth in Section 1.1 above.

                 2. REPRESENTATIONS AND WARRANTIES OF THE FUND.

         The Fund hereby represent and warrants as follows:

         2.1 ORGANIZATION AND QUALIFICATION. The Fund is a limited liability Fund duly organized and validly existing under the laws of the State of New York. The Fund has all requisite power and authority to carry on its business as contemplated by the Operating Agreement.

         2.2 NO IMPLIED REPRESENTATIONS. Except as expressly set forth herein, the Fund makes no representations or warranties of any kind to the Company.

         2.3 NO SHORT SALES. The Fund agrees that the Fund shall not engage in any "short" selling of the Company's common stock held by the Fund.

                  3. REPRESENTATIONS AND WARRANTIES OF COMPANY.

         Company hereby represents and warrants as follows:

         3.1 DULY ORGANIZED. Company is a duly organized, validly existing corporation under the laws of its state of incorporation as set forth above.

         3.2 VALIDLY ISSUED. The Company Stock when issued will be validly issued, fully paid and non-assessable under the law of its state of incorporation.

         3.3 AUTHORIZATION. This Agreement and the Operating Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms and shall have been duly authorized, executed and delivered by the Company.

         3.4 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement and the Operating Agreement will not result in any such violation, be in conflict with or constitute, with or without the passage of [illegible] or giving of notice, a default under any such provision, require any consent or waiver under any such provision or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Company pursuant to any such provision.

         3.5 SECURITIES LAWS. Company has fully complied with all requirements of the Securities Act of 1934, as amended (the "1934 Act"). Company's common stock is currently approved for quotation on the OTC Bulletin Board or is applying for listing within sixty (60) days hereof. There are no stop orders in effect or contemplated with respect thereto and no facts exist which may give rise there. Company has filed all reports required to be filed by Company pursuant to the Act of 1934 or will file such reports within sixty (60) days hereof. Company has not been informed, and has no reason to believe, that its common stock will be de-listed or suspended by the NASD. Company had fully complied with all applicable securities laws and regulations and is not in default of any of its obligations thereunder.

         3.6 EXPERIENCE. Company is experienced in evaluating companies such as the Fund, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters as is necessary to evaluate the merits and risks of its prospective investment in Fund and has the ability to bear the economic risks of the investment.

         3.7 INVESTMENT. Company is acquiring the Membership Interest from the Fund for its own account and not with the view to, or for resale in connection with, any distribution thereof. Company understands that the Membership Interest have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Company further represent that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to the Membership Interest.

         3.8 NO FUTURE PRICES SECURITIES. Company acknowledges that the Company does not have outstanding convertible debt instrument or convertible securities which convert into common stock of the Company at a conversion price or conversion tied to the market price or a percentage discount to the market price of the underlying common stock at the time of conversion (a "Future Priced Security"). Company agrees that Company, without the consent of the Fund, shall not, during any time while Company is a Member of the Fund, issue any Future Prices Security.

         3.9 ACCESS TO DATA. Company has received and reviewed information about the Fund and have had an opportunity to discuss the Fund's business, management and financial affairs with its management. Company understands that such discussions, as well as any written information provided by the Fund, were intended to describe the aspects of the Fund's business and prospects which the Fund believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Fund makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided b any entity other than the Fund.

         3.10 CONFIDENTIALITY; PROPRIETARY RIGHTS. Company acknowledges that the Fund's business model, investments structure and business processes are proprietary to the Fund and the subject of a United States patent application by the Fund (the "Proprietary

Information"). Company agrees that the Fund is and shall remain the exclusive owner of Proprietary Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein and Company shall use such Proprietary Information only for the purpose contemplated herein and shall not use or exploit such Proprietary Information for its own benefit or the benefit of another. Company shall disclose Proprietary Information only to persons within its organization and its attorneys, accountants, and consultants who have a need to know such Proprietary Information in the course of the performance of their duties and who are bound and undertake to protect the confidentiality of such Proprietary Information.

                                  4. COVENANTS

         4.1 OPERATING AGREEMENT. Company agrees that upon the execution of this Agreement, Company shall also be bound by and/or a party to the Operating Agreement and agrees to be fully bound by and subject to, all the covenants, terms and conditions of the Operating Agreement as though an original party thereto and shall be deemed a holder of Company Membership interests under the Operating Agreement.

         4.2 DISTRIBUTION REDUCTION. Notwithstanding anything to the contrary contained herein or in the Operating Agreement, if in the event that upon the record date of each Distribution made by the Fund

                  (a) the average closing bid price for the Company's common stock for the ten (10) trading days prior to the record date of each Distribution (the "Look Back Period Average Stock Price") shall be more than twenty percent (20%) lower than the average of all the Conversion Rates for the Company's Preferred Stock, the amount of the Distribution made to the Company shall be reduced by multiplying the balance of the Company's Capital Account by 80% prior to calculating the pro-rate Distribution due to the Company, or

                  (b) if the Look Back Period Average Stock Price shall be more than forty percent (40%) lower than the average of all the Conversion Rates for the Company's Preferred Stock, the amount of the Distribution made to the Company shall be reduced by multiplying the balance of the Company's Capital Account by 60% prior to calculating the pro-rate Distribution due to the Company; or

                  (c) if the Look Back Period Average Stock Price shall be more than sixty percent (60%) lower than the average of all the Conversion Rates for the Company's Preferred Stock, the amount of the Distribution made to the Company shall be reduced by multiplying the balance of the Company's Capital Account by 40% prior to calculating the pro-rate Distribution due to the Company.

         4.4 PARTICIPATION FEE. Company acknowledges that the Managing Member had agreed to assume the normal costs and expenses of operating the Fund through May 31, 2007, and the costs of providing to the Company the services set forth in Section 4.10 below, in exchange for receiving a monthly fee directly from the Company Members. Company agrees to pay to the Managing Member a monthly fee of Ten Thousand ($10,000.00) Dollars (the "Participation Fee") to be paid, in advance, on a monthly basis, in the form of either cash or freely trading shares of the Company's common stock issued in the name of the Managing Member or its designee. The Fund and the Company acknowledge that the Participation Fee represents costs, expenses and fees incurred by the Fund which would otherwise be paid directly by the Fund and pursuant to the Operating Agreement. Participation Fees paid by Company shall be added to the Company's Capital Account upon receipt by the Company or its designee.

         In the event that this Agreement shall be renewed for additional one
(1) year terms in accordance with the provisions of Section 1.5 above, the Participation Fee for each such additional term shall be eighty percent (80%) of the Participation Fee set forth above. In the event that Company or the Fund shall elect not to renew the term of this Agreement, Company shall continue to pay to the Managing Member a fee in the amount of Three Thousand Five Hundred ($3,500.00) Dollars per month (the "Sunset Fee") for so long as the Company had a positive Capital Account. Company acknowledges that the Sunset Fee paid shall not be added to the Company's Capital Account. In the event that Company shall fail to timely pay the Participation Fee or the Sunset Fee, the Managing Member shall have the right to offset the Participation Fee against any Distributions, as defined below, payable to the Company.

         4.5 MAILING LISTS. At the time of each Annual Investment, Company shall furnish the Fund with a copy, in computer-readable form, of the Company's current public relations mailing and e-mail list of its stockholders and others. Company hereby grants to the Fund a right to use such list for the Fund's public relations purposes.

         4.6 SECURITIES ACT COMPLIANCE. Company agrees that Company shall file, on a timely basis, all reports required to be filed by Company pursuant to the Securities Act. With a view to making available to the Fund the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of Company to the public without registration, Company agrees to use its best efforts to: (a) make and keep public information regarding Company available, within the-meaning of Rule 144, for so long as the Fund owns restricted securities of the Company, (b) furnish to the Fund, upon request, a written statement by Company that it has complied with the reporting requirements of Rule 144, and of the Securities Act and the 1934 Act and (c) furnish to the Fund, at the Company's expense, such opinions of counsel as may be necessary to permit sales pursuant to Rule 144.

         4.7 SARBANES-OXLEY COMPLIANCE. Company agrees that, within ninety (90) days of the date hereof, Company shall develop a written plan to comply with the requirements of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") and Company shall make such written plan available to the Fund upon request.

         4.8 REGISTRATION RIGHTS. In the event that Company shall file a registration statement under the Securities Act in connection with the proposed offer and sale of any of the Company's securities by Company of any of its security holders (other than a registration statement on Form S-4, S-8 or other successor or comparable form), Company will give written notice of the registration (the "Piggyback Notice") to the Fund at least thirty (30) days prior to filing such registration statement. Upon the written request from the Fund, within twenty (20) days after the giving of the Piggyback Notice, Company will cause the Company Stock and Warrants held by the Fund to be included in such registration statement. If any such registration shall be underwritten in whole or in part, the Fund may require that such shares requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriter(s).

         4.9 DEFAULT. The occurrence of any of the following events shall constitute an act of default by Company (a "Default"):

         (a) Company has materially breached any provisions of this Agreement, and such breach remains uncured for a period of five (5) days after written notice thereof is given by the Fund;

         (b) Company has materially breached the Operating Agreement pursuant to the terms thereof;

         (c) Company files a voluntary petition for protection under the bankruptcy laws of the United States of similar State statute, or an involuntary petition for bankruptcy is filed against Company and such petition is not dismissed within sixty (60) days, or a receiver, trustee or similar entity is appointed for the Company, or Company makes a general assignment for the benefit of creditors, or ceases to actively conduct business.

         In the event of a Default by Company which is not cured within the timely period set forth above, Company shall be deemed to waive any right to receive Distributions until such Default is cure, the entire Participation Fee payable during the current term hereof shall immediately become payable in full and the Fund shall have such additional remedies against the Company as set forth in the Operating Agreement.

         4.10 ASSISTANCE TO THE COMPANY. The Fund, at the Fund's own expense, agrees to assist Company in developing written compliance plans to comply with the requirements of the OTCCBB or its current exchange and to comply with the requirements of the Sarbanes-Oxley Act, as required by Section 4.7 above. Such assistance shall consist of assisting the Company in conducting an audit of its current compliance with the Sarbanes-Oxley Act, assisting the Company in preparing a written Sarbanes-Oxley Act compliance plan, assisting the Company in auditing its compliance with its Sarbanes-Oxley Act, assisting the Company in identifying potential individuals to join the Company's Board of Directors and/or Board of Advisors and assisting the Company in applying for listings on exchanges.

         4.11 PRESS RELEASES. Company agrees that Company shall seek the prior written consent of the Fund before making or issuing any public announcement or written statement concerning the Company's investment into the Fund, which consent shall not be unreasonably delayed or withheld. Company acknowledges that the intent of this Section is to assure that any public announcement or written statement concerning the Fund reflects the business of the Fund.

         4.12 RESTRICTION ON CONVERSIONS. In no event shall the Fund be entitled to convert any portion of the Preferred Stock into the Company's common stock which would result in the number of shares of common stock beneficially owned by the Fund being more that 4.99% of the outstanding shares of the Company's common stock. For purposes of this Section, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided herein.

                                5. MISCELLANEOUS

         5.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

         5.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties thereto; provided, however, that the rights of Company to purchase the Membership Interest shall not be assignable without the consent of the Fund. This Agreement shall not be construed so as to confer any right or benefit on any party not a party hereto, other than their respective successors, assigns, heirs, executors and administrators.

         5.3 ENTIRE AGREEMENT, AMENDMENT. This Agreement, the Operating Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         5.4 NOTICES. All notices under this Agreement shall be sufficiently given for all purposes if made in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile or other electronic transmission, to following addresses set forth above.

         5.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by only one party, which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         5.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                              CROSS CAPITAL FUND, LLC


                                              By: /s/ Barry Hawk
                                                  -----------------------------
                                              Name: Barry Hawk
                                              Title: Managing Director


                                              Intelligent Motor Cars Group, Inc.


                                              By: /s/ Gerald Scalzo
                                                  -----------------------------
                                              Name: Gerald Scalzo
                                              Title: President.CEO

                                    EXHIBIT A
                      PREFERRED STOCK RIGHTS AND PRIVILEGES


         1. COUPON RATE. Six Percent (6%) per annum paid in equal quarterly installments (i.e. six ($0.06) cents per share) cumulative.

         2. FORM OF DIVIDEND. At the Company's option, the quarterly dividend can be paid either in cash or in the form of shares of the Company's common stock, based upon the average closing bid price for Company's common stock for the twenty (20) trading days preceding each dividend payments date (the "Average Quarterly Common Share Price").

         3. CONVERSION RATE. The conversion rate shall be fixed as set forth in this Agreement.

         4. LIQUIDATION PREFERENCE. The Preferred Stock will have no liquidation preference.

         5. VOTING RIGHTS. The holders of the Preferred Stock shall not be entitled to any voting rights.

         6. CUSIP. The Company shall make application with the CUSIP Bureau at Standard & Poors for a separate CUSIP number for the Preferred Shares.